Exhibit 5.1

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

June 16, 2010

Rubicon Technology, Inc.

9931 Franklin Avenue

Franklin Park, IL 60131

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Rubicon Technology, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), to be filed on June 16, 2010 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to Rule 462(b) under the Securities Act. The Registration Statement is being filed in connection with the offer and sale by the Company from time to time of up to an additional $5,853,000 aggregate offering price of shares of common stock, $0.001 par value per share (the “Common Stock”), pursuant to Rule 462(b) under the Securities Act for the offering related to the Registration Statement on Form

S-3 (File No. 333-167272).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation

S-K in connection with the filing of the Registration Statement.

We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Common Stock. We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing such documents.

For purposes of this opinion letter, we have assumed that:

(i) the enforcement of any obligations of the Company may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies, including, without limitation, fraudulent conveyance and fraudulent transfer laws; and

(ii) our opinions are subject to the effects of general principles of equity (whether considered in a proceeding at law or in equity), including, but not limited to, principles limiting the availability of specific performance or injunctive relief, concepts of materiality and reasonableness, and the implied duty of good faith and fair dealing.

We express no opinion as to the effect of events occurring, circumstances arising or changes of law becoming effective or occurring after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Such opinions are limited solely to the General Corporation Law of the State of Delaware as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws. We express no opinion whatsoever as to the compliance or noncompliance by any person with antifraud or information delivery provisions of any state or federal laws, rules and regulations, and no inference regarding such compliance or noncompliance may be drawn from any opinion herein.

Based upon the foregoing, we are of the opinion that, following effectiveness of the Registration Statement, the shares of Common Stock registered under the Registration Statement for offer and sale by the Company, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP Winston & Strawn LLP